UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Timothy W. Esson

On February 24, 2015, the Board of Directors of UCFC and UCFC’s wholly owned subsidiary, The Home Savings and Loan Company of Youngstown, Ohio, appointed Timothy W. Esson as the Chief Financial Officer and Treasurer of UCFC and Executive Vice President, Chief Financial Officer and Treasurer of Home Savings, effective immediately. Mr. Esson, 65, has served as UCFC’s Principal Accounting Officer and Treasurer of UCFC since April 10, 2014. Mr. Esson also served as the Senior Vice President, Chief Financial Officer and Treasurer of Home Savings since March 2011. Prior to that time, Mr. Esson served as Vice President of Finance of Home Savings from May 2003 until March 2011.

In connection with Mr. Esson’s appointment as UCFC’s Chief Financial Officer and based upon the recommendation of UCFC’s Compensation Committee, the Board of Directors set his base salary at $210,000, which may be increased each year in the sole discretion of the Compensation Committee or Board.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99	Press release dated March 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: March 2, 2015